Exhibit 99.1

ADVANCED DRAINAGE SYSTEMS ANNOUNCES FISCAL YEAR 2016 UNAUDITED RESULTS

HILLIARD, Ohio – (June 7, 2016) – Advanced Drainage Systems, Inc. (NYSE: WMS) (“ADS” or the “Company”), a leading global manufacturer of water management products and solutions for commercial, residential, infrastructure and agricultural applications, today announced financial results on an unaudited basis for the fiscal year ended March 31, 2016.

Fiscal Year Ended March 31, 2016 Highlights

•	Net sales increased 9.3% to $1.289 billion

•	Net income of $26.1 million compared to $12.8 million in fiscal year 2015

•	Adjusted EBITDA (Non-GAAP) of $185.9 million compared to $143.8 million in fiscal year 2015

•	Cash flow from operating activities of $134.8 million compared to $74.4 million in fiscal year 2015

•	Free cash flow (Non-GAAP) of $89.9 million compared to $42.3 million in fiscal year 2015

Joe Chlapaty, Chairman and Chief Executive Officer of ADS commented, “In fiscal year 2016, we experienced net sales growth of 9.3% compared to fiscal year 2015, driven primarily by healthy conversion and favorable weather conditions in the majority of our end markets, as well as contributions from the Ideal Pipe acquisition. Our sales were particularly strong in the second half of the fiscal year, as we generated net sales growth of 11.8% in the third quarter and 17.9% in the fourth quarter, more than offsetting a slower-than-expected start to the year. Our strong second half performance reflected significant growth in our Allied Products and healthy Pipe sales, as we continued to gain market share by capitalizing on conversion opportunities. Our performance in the domestic construction markets was also strong, as we grew 10.6% for the year compared to the estimated market growth of only 5%.”

Chlapaty continued, “We are pleased with our full year 2016 results and continue to see significant opportunity for further growth and operating leverage as we look ahead to 2017 and beyond. We currently expect the momentum that we experienced in the second half of the year to continue into fiscal year 2017, complemented by favorable raw material and energy costs. We remain confident in our ability to generate above-market growth across all of our end markets as we execute our growth strategy of conversion from alternative materials with our broad portfolio of Pipe and Allied Products.”

Fiscal Year 2016 Results

Gross profit increased $74.5 million, or 36.2%, to $280.7 million for fiscal year 2016, compared to $206.1 million for the prior fiscal year. As a percentage of net sales, gross profit was 21.8%, compared to 17.5%, for the prior fiscal year. The increase in gross profit was largely attributed to increased revenues combined with lower raw material and transportation costs.

The Company reported Adjusted EBITDA (Non-GAAP) of $185.9 million in the full fiscal year 2016 compared to Adjusted EBITDA of $143.8 million in the prior fiscal year, an increase of 29.3%. As a percentage of net sales, Adjusted EBITDA was 14.4% for the fiscal year 2016 compared to 12.2% in the prior fiscal year. The increase in Adjusted EBITDA was largely attributed to the factors mentioned above offset by settlement losses on hedge positions primarily related to polypropylene resins.

Adjusted Earnings per fully converted share (Non-GAAP) for the fiscal year 2016 was $0.42 per share based on weighted average fully converted shares of 73.5 million, improved from an adjusted earnings per fully converted share of $0.29 per share for the prior year.

A reconciliation of GAAP to Non-GAAP financial measures for Adjusted EBITDA, Free Cash Flow and Adjusted Earnings per fully converted share has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

For fiscal year 2016, the Company recorded net cash provided by operating activities of $134.8 million compared to $74.4 million for the same period last year. Long Term Debt was $350.2 million as of March 31, 2016, a reduction of $49.7 million from March 31, 2015.

Fiscal Year 2017 Outlook

Based on current visibility, backlog of existing orders and business trends, the Company provided its financial targets for fiscal year 2017. Net sales for fiscal year 2017 are forecasted to be in the range of $1.330 billion to $1.380 billion, while the outlook for Adjusted EBITDA (Non-GAAP) is expected to be in the range of $205 million to $230 million. Capital expenditures are expected to be approximately $50-55 million.

Scott Cottrill, Executive Vice President and Chief Financial Officer of ADS, commented, “Our guidance for fiscal year 2017 reflects anticipated overall domestic end market growth of 4% to 7% in our construction related end markets and a decline of 5% to 12% in the agriculture market. In addition, international net sales are expected to be relatively soft, driven by weakness in the Mexican economy and flat sales in Canada due to a weaker agriculture market that we believe will offset growth in our construction markets. Adjusted EBITDA is forecasted to improve by 10% to 24% driven by higher sales volumes, as well as a favorable cost environment due to lower raw material costs, partially offset by anticipated lower selling prices and higher SG&A expenses.”

Webcast Information

The Company will host an investor conference call and webcast on Tuesday, June 7, 2016 at 10:00 a.m. Eastern Time. The live call can be accessed by dialing 1-866-450-8367 (US toll-free) or 1-412-317-5465 (international) and asking to be connected to the Advanced Drainage Systems, Inc. call. The live webcast will also be accessible via the “Events Calendar” section of the Company’s Investor Relations website, www.investors.ads-pipe.com. An archived version of the webcast will be available for 90 days following the call.

About ADS

Advanced Drainage Systems (ADS) is the leading manufacturer of high performance thermoplastic corrugated pipe, providing a comprehensive suite of water management products and superior drainage solutions for use in the construction and infrastructure marketplace. Its innovative products are used across a broad range of end markets and applications, including non-residential, residential, agriculture and infrastructure applications. The Company has established a leading position in many of these end markets by leveraging its national sales and distribution platform, its overall product breadth and scale and its manufacturing excellence. Founded in 1966, the Company operates a global network of 61 manufacturing plants and 31 distribution centers. To learn more about the ADS, please visit the Company’s website at www.ads-pipe.com.

Forward Looking Statements

Certain statements in this press release may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are not historical facts but rather are based on the Company’s current expectations, estimates and projections regarding the Company’s business, operations and other factors relating thereto. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “confident” and similar expressions are used to identify these forward-looking statements. Factors that could cause actual results to differ from those reflected in forward-looking statements relating to our operations and business include: fluctuations in the price and availability of resins and other raw materials and our ability to pass any increased costs of raw materials on to our customers in a timely manner; volatility in general business and economic conditions in the markets in which we operate, including, without limitation, factors relating to availability of credit, interest rates, fluctuations in capital and business and consumer confidence; cyclicality and seasonality of the non-residential and residential construction markets and infrastructure spending; the risks of increasing competition in our existing and future markets, including competition from both manufacturers of high performance thermoplastic corrugated pipe and manufacturers of products using alternative materials; our ability to continue to convert current demand for concrete, steel and PVC pipe products into demand for our high performance thermoplastic corrugated pipe and Allied Products; the effect of weather or seasonality; the loss of any of our significant customers; the risks of doing business internationally; the risks of conducting a portion of our operations through joint ventures; our ability to expand into new geographic or product markets; our ability to achieve the acquisition component of our growth strategy; the risk associated with manufacturing processes; our ability to manage our assets; the risks associated with our product warranties; our ability to manage our supply purchasing and customer credit policies; the risks associated with our self-insured programs; our ability to control labor costs and to attract, train and retain highly-qualified employees and key personnel; our ability to protect our intellectual property rights; changes in laws and regulations, including environmental laws and regulations; our ability to project product mix; the risks associated with our current levels of indebtedness; our ability to meet future capital requirements and fund our liquidity needs; and the other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission. New risks and uncertainties emerge from time to time and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s expectations, objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on the Company’s forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Financial Statements

ADVANCED DRAINAGE SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

	Twelve Months Ended March 31,
(Amounts in thousands, except per share data)	2016	2015
Net sales	$1,289,483	$1,180,073
Cost of goods sold	1,008,831	973,960

Gross profit	280,652	206,113
Operating expenses:
Selling	87,205	78,981
General and administrative	101,353	58,749
Loss on disposal of assets or businesses	812	362
Intangible amortization	9,223	9,754

Income from operations	82,059	58,267
Other expense:
Interest expense	18,460	19,368
Derivative losses and other expense, net	17,136	14,370

Income before income taxes	46,463	24,529
Income tax expense	19,087	9,443
Equity in net loss of unconsolidated affiliates	1,234	2,335

Net income	26,142	12,751
Less net income attributable to noncontrolling interest	5,515	4,131

Net income attributable to ADS	20,627	8,620

Change in fair value of Redeemable convertible preferred stock	—	(11,054)
Accretion of Redeemable noncontrolling interest	(932)	—
Dividends to Redeemable convertible preferred stockholders	(1,425)	(661)
Dividends paid to unvested restricted stockholders	(24)	(11)

Net income (loss) available to common stockholders and participating securities	18,246	(3,106)
Undistributed income allocated to participating securities	(796)	—

Net income (loss) available to common stockholders	$17,450	$(3,106)

Weighted average common shares outstanding:
Basic	53,978	51,344
Diluted	61,378	51,344

Net income (loss) per share:
Basic	$0.32	$(0.06)
Diluted	$0.30	$(0.06)
Cash dividends declared per share	$0.05	$0.08

ADVANCED DRAINAGE SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(unaudited)

	Fiscal Year Ended March 31,
(Amounts in thousands, except par value)	2016	2015
ASSETS
Current assets:
Cash	$4,492	$3,623
Receivables	189,274	154,294
Inventories	237,691	269,842
Deferred income taxes and other current assets	7,093	18,972

Total current assets	438,550	446,731
Property, plant and equipment, net	391,744	377,067
Other assets:
Goodwill	100,885	98,679
Intangible assets, net	59,869	58,055
Other assets	49,955	61,167

Total assets	$1,041,003	$1,041,699

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of debt obligations	$35,870	$9,580
Current maturities of capital lease obligations	19,231	15,731
Accounts payable	117,764	111,893
Other accrued liabilities	69,819	54,349
Accrued income taxes	4,524	6,041

Total current liabilities	247,208	197,594
Long-term debt obligation	315,345	390,315
Long-term capital lease obligations	56,809	45,503
Deferred tax liabilities	54,914	65,088
Other liabilities	28,912	28,602

Total liabilities	703,188	727,102
Commitments and contingencies
Mezzanine equity:
Redeemable convertible preferred stock	310,240	320,490
Deferred compensation — unearned ESOP shares	(205,664)	(212,469)
Redeemable noncontrolling interest in subsidiaries	7,697	—

Total mezzanine equity	112,273	108,021
Stockholders’ equity:
Common stock	12,393	12,393
Paid-in capital	715,334	700,977
Common stock in treasury, at cost	(441,197)	(445,065)
Accumulated other comprehensive loss	(21,261)	(15,521)
Retained deficit	(54,234)	(62,621)

Total ADS stockholders’ equity	211,035	190,163
Noncontrolling interest in subsidiaries	14,507	16,413

Total stockholders’ equity	225,542	206,576

Total liabilities, mezzanine equity and stockholders’ equity	$1,041,003	$1,041,699

ADVANCED DRAINAGE SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Fiscal Year Ended March 31,
	2016	2015
Cash Flows from Operating Activities
Net cash provided by operating activities	$134,757	$74,379

Cash Flows from Investing Activities
Capital expenditures	(40,964)	(31,479)
Proceeds from disposition of assets or businesses	—	538
Cash paid for acquisitions, net of cash acquired	(3,188)	(36,385)
Investment in unconsolidated affiliates	—	(7,566)
Additions of capitalized software	(3,924)	(601)
Proceeds from note receivable to related party	3,854	—
Issuance of note receivable to related party	(3,854)	—
Other investing activities	(888)	(600)

Net cash used in investing activities	(48,964)	(76,093)

Cash Flows from Financing Activities
Proceeds from Revolving Credit Facility	409,100	389,200
Payments on Revolving Credit Facility	(448,200)	(432,200)
Payments on Term Loan	(8,750)	(6,250)
Proceeds from notes, mortgages, and other debt	6,378	—
Payments of notes, mortgages, and other debt	(7,208)	(4,903)
Payments on CSV life insurance policies	—	(872)
Payments on capital lease obligation	(19,780)	(9,278)
Payments for deferred initial public offering costs	—	(6,479)
Proceeds from initial public offering of common stock, net of underwriter discounts and commissions	—	79,131
Cash dividends paid	(16,240)	(7,869)
Purchase of treasury stock – common	—	(3)
Other financing activities	647	1,314

Net cash provided by (used in) financing activities	(84,053)	1,791

Effect of exchange rate changes on cash	(871)	(385)

Net change in cash	869	(308)
Cash at beginning of year	3,623	3,931

Cash at end of year	$4,492	$3,623

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“ GAAP”). ADS management uses non-GAAP measures in its analysis of the Company’s performance. Investors are encouraged to review the reconciliation of non-GAAP financial measures to the comparable GAAP results available in the accompanying tables.

Reconciliation of Non-GAAP Financial Measures

This press release includes references to Adjusted EBITDA, Free cash flow and Adjusted earnings per fully converted share, all non-GAAP financial measures. These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. These measures are not intended to be substitutes for those reported in accordance with GAAP. Adjusted EBITDA, Free Cash Flow, and Adjusted Earnings per Fully Converted Share may be different from non-GAAP financial measures used by other companies, even when similar terms are used to identify such measures.

Adjusted EBITDA is a non-GAAP financial measure that comprises net income before interest, income taxes, depreciation and amortization, stock-based compensation, non-cash charges and certain other expenses. The Company’s definition of Adjusted EBITDA may differ from similar measures used by other companies, even when similar terms are used to identify such measures. Adjusted EBITDA is a key metric used by management and the Company’s board of directors to assess financial performance and evaluate the effectiveness of the Company’s business strategies. Accordingly, management believes that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as the Company’s management and board of directors. In order to provide investors with a meaningful reconciliation, the Company has provided below a reconciliation of net income with Adjusted EBITDA as originally reported, and the impact of the restatement adjustments identified to date on Adjusted EBITDA.

Free Cash Flow is a non-GAAP financial measure that comprises cash flow from operations less capital expenditures and expenditures for capitalized software. Free Cash Flow is a measure used by management and the Company’s board of directors to assess the Company’s ability to generate cash. Accordingly, management believes that Free Cash Flow provides useful information to investors and others in understanding and evaluating our ability to generate cash flow from operations after capital expenditures. In order to provide investors with a meaningful reconciliation, the Company has provided below a reconciliation of cash flow from operating activities to Free Cash Flow.

Adjusted Earnings per Fully Converted Share is a non-GAAP measure that is calculated by adjusting our net income per share – Basic and Weighted average common shares outstanding – Basic, the most comparable GAAP measures. To effect this adjustment, we have (1) removed the accretion of Redeemable noncontrolling interest, (2) removed the adjustment for the change in fair value of Redeemable convertible preferred stock classified as mezzanine equity from the numerator of the Net income per share - Basic computation, (3) added back the dividends to Redeemable convertible preferred stockholders and dividends paid to unvested restricted stockholders, (4) made corresponding adjustments to the amount allocated to participating securities under the two-class earnings per share computation method, and (5) added back ESOP deferred compensation attributable to the shares of Redeemable convertible preferred stock allocated to employee ESOP accounts during the applicable period, which is a non-cash charge to our earnings. We have also made adjustments to the Weighted average common shares outstanding – Basic to assume (1) share conversion of the Redeemable convertible preferred stock outstanding shares to common stock and (2) add shares of outstanding unvested restricted stock. Adjusted earnings per fully converted share (non-GAAP) is included because it is a key metric used by management and our board of directors to assess our financial performance.

The following tables present a reconciliation of Adjusted EBITDA to Net Income, Free Cash Flow to Cash Flow from Operating Activities, and Adjusted Earnings per Fully Converted Share to Earnings per Share, the most comparable GAAP measures, for each of the periods indicated:

Reconciliation of Adjusted EBITDA to Net Income

	Twelve Months Ended March 31,
(Amounts in thousands)	2016	2015
Net income	$26,142	$12,751
Depreciation and amortization	72,264	65,472
Interest expense	18,460	19,368
Income tax expense	19,087	9,443

EBITDA	135,953	107,034
Derivative fair value adjustments	3,377	7,746
Foreign currency transaction losses	563	5,404
Loss on disposal of assets or businesses	812	362
Unconsolidated affiliates interest, tax, depreciation and amortization	3,215	3,585
Contingent consideration remeasurement	309	174
Share-based compensation	2,944	5,880
ESOP deferred stock based compensation	10,250	12,144
Loss related to BaySaver step acquisition	490	—
Restatement costs	27,970	—
Transaction costs	—	1,448

Adjusted EBITDA	$185,883	$143,777

Reconciliation of Free cash flow to Cash flow from operations

	Twelve Months Ended March 31,
(Amounts in thousands)	2016	2015
Cash flow from operating activities	$134,757	$74,379
Capital expenditures	(40,964)	(31,479)
Additions to capitalized software	(3,924)	(601)

Free cash flow	$89,869	$42,299

Reconciliation of Adjusted Earnings per Fully Converted Share (non-GAAP) to Net Income (Loss) Available to Common Stockholders

	Twelve Months Ended March 31,
(Amounts in thousands, except per share data)	2016	2015
Net income (loss) available to common stockholders	$17,450	$(3,106)
Adjustments to net loss (income) available to common stockholders:
Accretion of Redeemable noncontrolling interest	932	—
Change in fair value of Redeemable convertible preferred stock	—	11,054
Dividends to Redeemable convertible preferred stockholders	1,425	661
Dividends paid to unvested restricted stockholders	24	11
Undistributed income allocated to participating securities	796	—

Total adjustments to net (loss) income available to common stockholders	3,177	11,726

Net income attributable to ADS	$20,627	$8,620

Adjustments to net income attributable to ADS:
Fair value of ESOP compensation related to Redeemable convertible preferred stock	10,250	12,144

Adjusted net income — (Non-GAAP)	$30,877	$20,764

Weighted Average Common Shares Outstanding — Basic	53,978	51,344
Adjustments to Weighted Average Common Shares Outstanding — Basic
Unvested restricted shares	123	228
Redeemable convertible preferred shares	19,399	20,029

Total Weighted Average Fully Converted Common Shares (Non-GAAP)	73,500	71,601
Adjusted Earnings per Fully Converted Share (Non-GAAP)	$0.42	$0.29

For more information, please contact:

Michael Higgins

(614) 658-0050

Mike.Higgins@

ads-pipe.com